EXHIBIT 10.1

COOLBRANDS INTERNATIONAL INC.

2002 STOCK OPTION PLAN

(AMENDED)

1.	PURPOSE

The purpose of the 2002 Stock Option Plan (the “2002 Plan”) is to provide CoolBrands International Inc. (“CoolBrands”), and its subsidiaries, present and future (collectively the “Corporation”), with the means to encourage, attract, retain and motivate service providers by granting such service providers stock options to purchase Class A Subordinate Voting Shares (“Shares”) in the Corporation’s capital thus giving them an on-going proprietary interest in CoolBrands.

2.	DEFINITIONS

Unless otherwise defined herein, the following terms have the following meanings:

“associate” has the meaning given in the Ontario Securities Act.

“insider” means an insider as defined in the Ontario Securities Act, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary, and includes an associate of an insider.

“outstanding issue” means that number of Shares issued and outstanding, on a non-diluted basis, at any point in time.

“service provider” means officers, directors, employees and consultants of, or to, CoolBrands or a subsidiary, present and future.

“share compensation arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism, involving the issuance or potential issuance of Shares to one or more service providers.

“subsidiary” has the meaning given to such term in Ontario Securities Commission Rule 45-503 – Trades to Employees, Executives and Consultants, and any instrument in amendment thereto or replacement thereof.

“Board” means the board of directors of CoolBrands, and, where applicable, includes a committee of the board of directors established under section 3 to administer the 2002 Plan.

3.	ADMINISTRATION

(a)	The 2002 Plan shall be administered by the board of directors or, if the board of directors by resolution so decides, by a committee appointed by the board of directors and consisting of not less than three members of the board of directors.

(b)	The interpretation, construction and application of the 2002 Plan shall be made by the Board and shall be final and binding on all holders of options granted under the 2002 Plan and all persons eligible to participate under the provisions of the 2002 Plan.

(c)	No member of the Board shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the 2002 Plan or any options granted under it.

4.	SHARES SUBJECT TO THE 2002 PLAN

(a)	Subject to adjustment under the provisions of section 15 hereof, the aggregate number of Shares which may be issued pursuant to options granted under the 2002 Plan is 5,170,000.

(b)	A total of 5,170,000 Shares shall be allotted, set aside and reserved for issuance for the purpose of the 2002 Plan.

(c)	The maximum number of Shares which may be reserved for issuance at any time to any one service provider (including an insider) under the 2002 Plan shall not exceed 5% of the outstanding issue.

5.	LIMITS WITH RESPECT TO INSIDERS

(a)	The maximum number of Shares which may be reserved for issuance to insiders under the 2002 Plan, together with any other previously established or proposed share compensation arrangements, shall not exceed 10% of the outstanding issue.

(b)	The maximum number of Shares which may be issued to insiders under the 2002 Plan, together with any other previously established or proposed share compensation arrangements, within any one year period shall not exceed 10% of the outstanding issue.

(c)	The maximum number of Shares which may be issued to any one insider under the 2002 Plan, together with any other previously established or proposed share compensation arrangements, within a one year period shall not exceed 5% of the outstanding issue.

(d)	Any entitlement to acquire Shares granted pursuant to the 2002 Plan, or under any other share compensation arrangement, prior to the service provider becoming an insider, shall be excluded for the purposes of the limits set out in this section 5.

6.	ELIGIBILITY AND GRANT OF OPTIONS

(a)	Options shall be granted only to service providers of, or to, the Corporation, or to personal holding companies controlled by a service provider, or to a registered retirement savings plan established by a service provider (collectively, “Participants”), and provided that in each case, the service provider is a service provider of, or to, the Corporation at the time of the grant.

(b)	Subject to the foregoing, the Board shall have full and final authority to determine the Participants who are to be granted options under the 2002 Plan and the number of Shares subject to each option grant.

(c)	Unless limited by the terms of the 2002 Plan, the Board shall have full and final authority to determine the terms and conditions attached to any grant of options under the 2002 Plan.

(d)	The Corporation may only grant options pursuant to resolutions of the Board.

(e)	In determining options to be granted to Participants, the Board shall give due consideration to the value of each such Participant’s present and potential contribution to the success of the Corporation.

(f)	Any option granted under the 2002 Plan shall be subject to the requirement that, if at any time CoolBrands shall determine that the listing, registration or qualification of the Shares subject to such option, or such option itself, upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such option or the issuance or purchase of Shares thereunder, such option may not be granted, accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed or construed to require CoolBrands to apply for or to obtain such listing, registration, qualification, consent or approval.

(g)	The Board shall complete and file, in accordance with applicable law, or shall cause to be completed and filed, all notices, reports, filings or other documentation required by applicable law in connection with a grant of options or an issuance or purchase of Shares thereunder.

7.	PRICE

(a)	The option price per Share that is subject of any option shall be fixed by the Board when such option is granted.

(b)	In the event that the Shares are listed on the Toronto Stock Exchange (“TSX”) at the time of the grant, the option price determined by the Board shall be no less than the market price of the Shares on the TSX, where “market price” means the closing price of the Shares on the TSX on the trading day immediately preceding the date of the grant, and where there is no such closing price, “market price” shall mean the average of the most recent bid and ask prices of the Shares on the TSX.

(c)	In the event that the Shares are not listed on the TSX on the date of the grant, the Board shall determine the option price per share in accordance with rules and regulations of any other stock exchange or over-the-counter trading system upon which the Shares may then be listed and traded, and if the Shares are not then so listed and traded on any other stock exchange or over-the-counter trading system, the option price per Share shall be fixed by the Board in its sole discretion.

8.	PERIOD OF OPTION AND RIGHTS TO EXERCISE

(a)	Subject to the provisions of this section 8 and sections 9 and 10 below, options will be exercisable in whole or in part, and from time to time, at any time following the date of grant and prior to the expiry of their term.

(b)	Options shall not be granted for a term exceeding ten years.

(c)	Subject to the Board’s sole discretion in modifying the vesting of options, options granted shall vest, and become exercisable, as to one-third (1/3) on each of the first, second and third anniversaries of the date of grant.

(d)	The Shares to be purchased upon each exercise of an option shall be paid for in full at the time of such exercise. Except as provided in paragraph 9 below, no option which is held by a Participant may be exercised unless the Participant is then a service provider of, or to, the Corporation, and in the case of an employee, the employee has been continually employed by the Corporation since the date of the grant of the option, but provided that an authorized absence of leave shall not be considered an interruption of employment for purposes of the 2002 Plan.

9.	CESSATION OF PROVISION OF SERVICES

(a)	Death of Participant. In the event of the death of a Participant during the term of the Participant’s option, the option theretofore granted to the Participant shall be exercisable within, but only within, the period of one year next succeeding the Participant’s death, and in no event after the expiry date of the option. Before expiry of an option under this paragraph 9(a), the Board shall notify the Participant’s representative in writing of such expiry no less than twenty (20) days prior to its expiry.

(b)	Termination of Employment or Office. Subject to the discretion of the Board to determine otherwise, and this section 9, if any Participant shall cease to be an officer, director or employee of the Corporation for any reason, other than for cause or death, he or she may, but only within a period of thirty (30) days from the date of his or her termination as an officer, director or employee, and in no event after the expiry of the option, exercise all or any part of the options exercisable within such thirty (30) day period and otherwise in accordance with the 2002 Plan. Before expiry of an option under this paragraph 9(a), the Board shall notify the former Participant in writing of such expiry no less than five (5) days prior to its expiry. In the event of termination for cause, the options of the Participant not exercised at such time shall immediately be cancelled on the date of termination and be of no further force or effect whatsoever.

(c)	Other. If any Participant shall cease to be a service provider of, or to, for the Corporation for any reason other than provided for in this section 9 the options of the Participant not exercised at such time shall immediately be cancelled and be of no further force or effect whatsoever.

10.	EXTENSION OF OPTION

In addition to the provisions of section 9, the Board may extend the period of time within which an option held by a deceased Participant may be exercised or within which an option may be exercised by Participant who has ceased to be a service provider of, or to, the Corporation, but such an extension shall not be granted beyond the original expiry date of the option. Any extensions of options granted under the 2002 Plan are subject to any applicable regulatory or stock exchange approvals required at such time.

11.	NON-TRANSFERABILITY OF OPTION

No option granted under the 2002 Plan shall be assignable or transferable otherwise than:

(a)	by will or by the laws of descent and distribution, and such option shall be exercisable, during a Participant’s lifetime, only by the Participant; or

(b)	to a Participant’s registered retirement savings plan (“RRSP”) or registered retirement income fund (“RRIF”), provided that the Participant is, during the Participant’s lifetime, the sole beneficiary of the RRSP or RRIF.

12.	AMENDMENT AND TERMINATION OF THE 2002 PLAN

The Board may at any time, and from time to time, amend or terminate the 2002 Plan, subject to any regulatory or stock exchange approvals’ required at the time of such amendment or termination including, if required by such regulatory authority or stock exchange, shareholder approval. Any amendment or termination shall not alter the terms or conditions of any option or impair any right of any optionholder pursuant to any option granted prior to such amendment or termination.

13.	EVIDENCE OF OPTIONS

Following the grant of an option in accordance with the 2002 Plan, CoolBrands shall forward to such Participant, a Notice of Grant (the “Notice”) substantially in the form attached hereto as Schedule “A”, which Notice shall evidence the grant of the option under the 2002 Plan. CoolBrands shall also forward to the Participant, in addition to the Notice, a copy of this 2002 Plan (on the first grant of an option) and any other documentation which may be required by applicable law, stock exchange or regulatory requirements.

14.	EXERCISE OF OPTION

(a)	An option may be exercised from time to time by delivering to CoolBrands at its registered office, a written notice of exercise specifying the number of Shares with respect to which the option is being exercised and accompanied by payment for the full amount of the purchase price of the Shares then being purchased.

(b)	Upon receipt of a certificate of an authorized officer directing the issue of Shares purchased under the 2002 Plan, the transfer agent of CoolBrands is authorized and directed to issue and countersign share certificates for the purchased Shares in the name of the Participant or the Participant’s legal personal representative or as may otherwise be directed in writing by the Participant.

(c)	Notwithstanding paragraph 6(f), CoolBrands shall not, upon the exercise of any option, be required to issue or deliver any Shares prior to (a) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed, and (b) the completion of such registration or other qualification of such Shares under any law, rules or regulation as CoolBrands shall determine to be necessary or advisable. If any Shares cannot be issued to any Participant for whatever reason, the obligation of CoolBrands to issue such Shares shall terminate and any option exercise price paid to CoolBrands shall be returned to the Participant without deduction.

15.	ADJUSTMENTS IN SHARES SUBJECT TO 2002 PLAN

(a)

Subject to this section 15, the aggregate number and kind of shares or other securities available or issuable under the 2002 Plan shall be appropriately and equitably adjusted in the event of an arrangement, reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares or other securities of CoolBrands. The options granted under the 2002 Plan may contain such provisions as the Board may determine with respect to adjustments to be made in the number and kind of shares covered by such options and in the option price in the event of any such change.

(b)	If at any time when an option granted under this 2002 Plan remains unexercised with respect to any Shares and:

(i)	a bona fide offer to purchase all of the issued Shares of CoolBrands is made by a third party; or

(ii)	CoolBrands proposes to sell all or substantially all of its assets and undertaking, or to merge, amalgamate or be absorbed by or into any other corporation (save and except for a subsidiary or subsidiaries of CoolBrands) under any circumstances which involve or may involve or require the liquidation of CoolBrands, a distribution of its assets among its shareholders, or the termination of the corporate existence of the CoolBrands,

CoolBrands shall use its best efforts to bring such offer or proposal to the attention of the Participants as soon as practicable and (x) an option granted under this 2002 Plan may be exercised, as to all or any of the optioned Shares in respect of which such option has not previously been exercised, by the optionee at any time up to and including (but not after) a date thirty (30) days following the date of the completion of such sale or prior to the close of business on the expiry date of the option, whichever is the earlier; and (y) CoolBrands may, by Board resolution, require the acceleration of the time for the exercise of the said option and of the time for the fulfilment of any conditions or restrictions on such exercise and such changes shall be final and binding on all options granted to Participants under the 2002 Plan.

16.	RIGHTS PRIOR TO EXERCISE

A Participant shall have no rights whatsoever as a shareholder in respect of any Shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of Shares in respect of which the Participant shall have exercised the option to purchase hereunder and which the Participant shall have actually taken up and paid for in full.

17.	NO CONTINUED SERVICE

The granting of an option to a service provider under the 2002 Plan shall not impose upon the Corporation any obligation whatsoever to retain the service provider as a service provider of the Corporation.

18.	GOVERNING LAW

This 2002 Plan shall be construed in accordance with and be governed by the laws of the Province of Ontario and shall be deemed to have been made in said Province.

19.	EXPIRY OF OPTION

On the expiry date of any option granted under the 2002 Plan, and subject to any extension of such expiry date permitted in accordance with the 2002 Plan, such option shall forthwith expire and terminate and be of no further force or effect whatsoever, or as to the Shares in respect of which the option has not been exercised.

20.	EFFECTIVE DATE OF THE 2002 PLAN

The 2002 Plan becomes immediately effective on the date that is the later of (a) its approval by the Board, and (b) its approval by the shareholders of the CoolBrands at a duly convened meeting.

21.	APPROVAL

The 2002 Plan was adopted by the directors of the Corporation on October 2, 2002, amended by the directors on October 11, 2002 and October 30, 2002. The Plan, as amended by the directors on October 11, 2002 and October 30, 2002, was approved by the shareholders on November 1, 2002. The Plan, as further amended, was approved by the directors on January 27, 2004, and such amendment was approved by the shareholders on February 27, 2004.

SCHEDULE “A”

NOTICE OF GRANT OF STOCK OPTIONS

CoolBrands International Inc.

8300 Woodbine Avenue, 5th Floor

Markham, Ontario, L3R 9Y7

Telephone: 905-479-8762

Fax: 905-479-5235

[Date]

[Name & Address of Participant]

Dear [Name]:

This Notice is to advise you that in recognition of your contributions to the corporation, you have been selected to participate in the CoolBrands International Inc. (“CoolBrands”) 2002 Stock Option Plan, as amended to the date of this Notice (the “2002 Plan”).

On [Date] (the “Grant Date”) the board of directors of the corporation granted to you an option to acquire [Number] Class A Subordinate Voting Shares of CoolBrands at a price of Cdn$• per share (the “Stock Option”).

Your Stock Option is subject to the terms and conditions of the 2002 Plan, a copy of which is attached hereto if this is your first grant of options under the 2002 Plan.

The Stock Option shall vest in accordance with the 2002 Plan and as follows:

Vesting Dates and Other Terms	Amount Vesting

Your Stock Options will expire on —. If any amendment is made to your Stock Options you will be notified by letter of such amendments.

The grant of options described above is strictly confidential and the information concerning the number or price of common shares granted under this option should not be disclosed to anyone.

Yours sincerely,

[Name]

[Title]